UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

VIEWPOINT FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On March 17, 2008, the Registrant announced its intention to repurchase up to 550,000 shares of its common stock in the open market, at prevailing market prices, over a period beginning on April 28, 2008, continuing until the earlier of the completion of the repurchase or December 31, 2008, depending upon market conditions. On May 22, 2008, the Registrant entered into a trading plan with Keefe, Bruyette & Woods, Inc. (“KBW”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Act”), to facilitate repurchases of its common stock pursuant to its previously announced stock repurchase program (the “Rule 10b5-1 plan”). The Rule 10b5-1 plan will become effective on June 1, 2008, and expire on December 31, 2008, unless terminated earlier in accordance with its terms. Repurchases may occur pursuant to the Rule 10b5-1 plan until the Registrant has repurchased 550,000 shares of its common stock.

The Rule 10b5-1 plan allows the Registrant to execute trades during periods when it would ordinarily not be permitted to do so because it may be in possession of material non-public information, because of insider trading laws or self-imposed trading blackout periods. KBW will have the authority, under the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Act, to repurchase shares on the Registrant’s behalf. Because repurchases under the Rule 10b5-1 plan will be triggered by certain share prices, there is no guarantee as to the exact number of shares that will be repurchased under the Rule 10b5-1 plan, or that there will be any repurchases at all pursuant to the Rule 10b5-1 plan. Further, subject to the rules and regulations of the Act and other applicable laws, the Rule 10b5-1 plan may be suspended or discontinued at any time in the Registrant’s sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date:	May 22, 2008	By:	/s/ Mark E. Hord

Mark E. Hord, Executive Vice President and General Counsel